SEVENTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This seventh amendment (this “Amendment”) to the Distribution Agreement dated as of May 31, 2017 as novated (the “Agreement”), is entered into on September 12, 2019 (the “Execution Date”) by and between Forum Funds II (the “Client”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of October 31, 2019 ( the “Effective Date”).

WHEREAS, Foreside and the Client (the “Parties”) desire to amend Appendix A of the Agreement to reflect the deletion of one Fund; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the deletion of CVR Dynamic Allocation Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

FORUM FUNDS II		FORESIDE FUND SERVICES, LLC

By:	/s Jessica Chase	By:	/s/ Mark Fairbanks
Name:	Jessica Chase		Mark Fairbanks
Title:	President		Vice President

DISTRIBUTION AGREEMENT

APPENDIX A

Effective as of October 31, 2019

FUNDS

ABR Dynamic Blend Equity & Volatility Fund

ABR Dynamic Short Volatility Fund

Acuitas International Small Cap Fund

Acuitas US Microcap Fund

Baywood ValuePlus Fund

Baywood SociallyResponsible Fund

Caravan Frontier Markets Opportunities Fund

Dundas International Equity Growth Fund

Jaguar Global Property Fund

Jaguar International Property Fund

A-1